SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 27, 2011

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2011, Honeywell International Inc. (“Honeywell”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Rank Group Limited, a New Zealand company (“Rank Group”), and Autoparts Holding Company, a New Zealand company and a wholly-owned subsidiary of the Rank Group (“Purchaser”), pursuant to which Honeywell will sell its Consumer Products Group consumer automotive aftermarket business to Purchaser for approximately $950 million (the “Transaction”).

The Agreement contains customary representations, warranties, covenants, indemnifications and closing conditions, including the receipt of regulatory approvals. There is no financing condition regarding Purchaser’s obligations under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On January 28, 2011, Honeywell issued a press release regarding this transaction, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Stock and Asset Purchase Agreement, dated January 27, 2011, by and among Honeywell, Purchaser and the Rank Group
99.1	Press release, dated January 28, 2011, issued by Honeywell announcing the Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	HONEYWELL INTERNATIONAL INC.

By: /s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel